UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 S. Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 19, 2007, ViewSonic Corporation (the “Company’) entered into a lease agreement with Catellus Operating Limited Partnership for 298,050 square feet of office space at its existing principal office location (the “Lease Agreement”). The term of the lease commences on July 1, 2007 and runs through the 85th month thereafter, subject to extension at the Company’s option under certain circumstances. Under the Lease Agreement, the Company’s initial monthly base rent and operating expenses will be $44,886.00 per month.

The summary of the Lease Agreement above is qualified in its entirety by the Lease Agreement attached as Exhibit 10.21 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.21	Lease Agreement by and between ViewSonic Corporation and Catellus Operating Limited Partnership, dated January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: January 24, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
VP General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.21	Lease Agreement by and between ViewSonic Corporation and Catellus Operating Limited Partnership, dated January 19, 2007.